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                                                                    EXHIBIT 23.6

        I hereby consent to the use of my name in the Registration Statement on form S-1 No. 333-83283, together with all amendments thereto, filed by Gaiam, Inc. with the Securities and Exchange Commission in connection with Gaiam's registration under the Securities Act of 1933, as amended, of shares of Gaiam's Class A common stock, $.0001 par value per share.



                                           /s/ Barnet M. Feinblum
                                           --------------------------
                                               Barnet M. Feinblum



Dated: September 20, 1999